UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2017

WildHorse Resource Development Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37964	81-3470246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9805 Katy Freeway, Suite 400

Houston, TX 77024

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 568-4910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Purchase and Sale Agreements

On May 10, 2017, WildHorse Resource Development Corporation (the “Company”) entered into a Purchase and Sale Agreement (the “First Acquisition Agreement”) by and among the Company, as purchaser, and Anadarko E&P Onshore LLC (“APC”), Admiral A Holding L.P., TE Admiral A Holding L.P. and Aurora C-I Holding L.P. (collectively, “KKR” and, together with APC, the “First Sellers”), as sellers, to acquire certain acres and associated production in Burleson, Brazos, Lee, Milam, Robertson, and Washington Counties, Texas (the “Purchase”). Also on May 10, 2017, the Company entered into a Purchase and Sale Agreement (together, with the First Acquisition Agreement, the “Acquisition Agreements”), by and among the Company, as purchaser, and APC and Anadarko Energy Services Company (together, with APC, the “APC Subs” and together, with the First Sellers, the “Sellers”), as sellers, to acquire certain acres and associated production in Burleson, Brazos, Lee, Milam, Robertson, and Washington Counties, Texas (together, with the Purchase, the “Acquisition”).

Pursuant to the Acquisition Agreements, the Company is purchasing approximately 111,000 aggregate net acres and the associated production therefrom. The aggregate purchase price for the assets, as described in the Acquisition Agreements, subject to adjustment as provided in the Acquisition Agreements, consists of approximately $556 million of cash to the APC Subs, as applicable, and 6.3 million shares of the Company’s common stock valued at approximately $69 million to KKR (in the aggregate, the “Purchase Price”). The common stock portion of the Purchase price payable to KKR will be issued (the “Common Stock Issuance”) pursuant to a Stock Issuance Agreement that was executed, on May 10, 2017 (the “Stock Issuance Agreement”), by and among the Company and KKR. The Company and KKR have made customary representations, warranties and covenants in the Stock Issuance Agreement. The closing of the Common Stock Issuance is conditioned upon and will occur simultaneous with the closing of the Acquisition. The Company and the Sellers have made customary representations, warranties and covenants in the Acquisition Agreements. The Sellers have made certain additional customary covenants, including, among others, covenants to conduct its business in the ordinary course between the execution of the Acquisition Agreements and the closing of the Acquisition and not to engage in certain kinds of transactions during that period, subject to certain exceptions. The Sellers have agreed not to take certain specified actions without the Company’s consent during the time between execution of the Acquisition Agreements and the closing of the Acquisition.

Consummation of the Acquisition is subject to customary conditions. The Acquisition is expected to close on or about June 30, 2017 with an effective date of January 1, 2017. The Acquisition Agreements may be terminated under customary circumstances.

The foregoing summary of the Acquisition Agreements and the Stock Issuance Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Acquisition Agreements and the Stock Issuance Agreement, which are filed as Exhibits 2.1, 2.2 and 10.1 to this Current Report, respectively, and incorporated herein by reference. The Acquisition Agreements and the Stock Issuance Agreement are filed herewith to provide investors with information regarding their terms. They are not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Acquisition Agreements and the Stock Issuance Agreement were made as of the date of the Acquisition Agreements and the Stock Issuance Agreement only and are in certain instances qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Acquisition Agreements and the Stock Issuance Agreement. These disclosure schedules contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the Acquisition Agreements and the Stock Issuance Agreement. Moreover, certain representations and warranties in the Acquisition Agreements may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, the representations and warranties in the Acquisition Agreements and the Stock Issuance Agreement should not be relied upon as characterizations of the actual statements of fact about the parties.

Preferred Stock Issuance

To partially fund the cash portion of the Purchase Price, on May 10, 2017, the Company entered in to a Preferred Stock Purchase Agreement (the “Preferred Stock Purchase Agreement”), by and among the Company and CP VI Eagle Holdings, L.P. (“Carlyle”), an affiliate of The Carlyle Group, whereby the Company agreed to issue and sell to Carlyle, and Carlyle agreed to purchase from the Company, 435,000 shares of the Company’s preferred stock, par value $0.01 per share, designated as “Series A Perpetual Convertible Preferred Stock” (the “Preferred Stock”), having terms set forth in the Certificate of Designations, a form of which is an annex to the Preferred Stock Purchase Agreement (the “Preferred Stock Issuance”).

The Preferred Stock will rank senior to the Company’s common stock with respect to dividend rights and with respect to rights on liquidation, winding-up and dissolution. The Preferred Stock will have an initial liquidation preference of $1,000 per share and will pay a dividend rate of 6% per annum in cash or, if a cash dividend is not declared and paid in respect of any dividend payment period, by adding additional amounts to the liquidation preference in kind. The Preferred Stock will also participate in dividends and distributions on the Company’s common stock on an as-converted basis. If at any time following the 30-month anniversary of the issuance date the closing sale price of the Company’s common stock equals or exceeds 130% of the Conversion Price (as defined below) for at least 25 consecutive trading days, the Company’s obligation to pay dividends on the Preferred Stock shall terminate permanently.

The Preferred Stock is convertible at the option of the holders at any time following the first anniversary of the closing date into the amount of shares of common stock per share of Preferred Stock (such rate, the “Conversion Rate”) equal to (i) the quotient of (A) the sum of the Liquidation Preference (as defined in the Preferred Stock Purchase Agreement) plus an amount equal to the accrued but unpaid dividends and distributions not previously added to the Liquidation Preference divided by (B) a conversion price of $13.90 (the “Conversion Price”), subject to customary anti-dilution adjustments. The holders of Preferred Stock may also convert their Preferred Stock at the Conversion Rate prior to the first anniversary of the closing date in connection with certain change of control transactions and in connection with sales of common stock by certain of the Company’s existing shareholders.

Following the fourth anniversary of the closing date, the Company may cause the conversion of the Preferred Stock at the Conversion Rate, provided the closing sale price of the common stock equals or exceeds 140% of the Conversion Price for the 20 trading days ending on and including the date of delivery of the Company’s notice to convert and subject to certain other requirements regarding registration of the shares issuable upon conversion. Notwithstanding the foregoing, the Company shall only be permitted to deliver one conversion notice during any 180 day period and the number of shares of common stock issued upon conversion of the Preferred Stock for which such automatic conversion notice is given shall be limited to 25 times the average daily trading volume of the Company’s common stock during the 20 trading days ending on and including the date of delivery of the Company’s notice to convert.

If the Company undergoes certain change of control transactions, the holders of the Preferred Stock shall be entitled to cause the Company to redeem the Preferred Stock for cash in an amount equal to the Liquidation Preference, plus the net present value of dividend payments that would have been accrued as payable to the holders following the date of the consummation of such change of control and through the day that is 30 months after the closing date, in the case of any change of control occurring prior to the 30-month anniversary of the closing date (the “COC Redemption Price”). In addition, the Company will have the right in connection with any such change of control transaction to redeem any Preferred Stock that is not otherwise converted or redeemed as described in the preceding sentence for cash at the COC Redemption Price.

At any time after the fifth anniversary of the closing date, the Company may redeem the Preferred Stock, in whole or in part, for an amount in cash equal to, per each share of Preferred Stock, (i) on or prior to the sixth anniversary of the closing date, the Liquidation Preference multiplied by 112%, (ii) on or prior to the seventh anniversary of the closing date, the Liquidation Preference multiplied by 109% or (iii) after the seventh anniversary of the closing date, the Liquidation Preference multiplied by 106%.

Until conversion, the holders of the Preferred Stock will vote together with the Company’s common stock on an as-converted basis and will also have rights to vote as a separate class on certain matters impacting the Preferred Stock. However, the Preferred Stock will not be entitled to vote with the common stock on an as-converted basis, will not be convertible into the Company’s common stock and will not be entitled to the board election rights described below until the later of (i) the 21st day after the date on which the Company mails to its shareholders an information statement regarding the issuance of the Preferred Stock and (ii) the date certain required regulatory approvals are obtained.

In addition, Carlyle as a holder of Preferred Stock will be entitled to elect (i) two directors to the Company’s board of directors for so long as Carlyle owns 10% of the Company’s outstanding common stock on an as-converted basis and (ii) one board seat for so long as Carlyle holds 5% of the Company’s outstanding common stock on an as-converted basis.

The closing of the Preferred Stock Issuance is conditioned upon and will close simultaneously with the closing of the Acquisition.

As conditions to closing under the Stock Issuance Agreement and the Preferred Purchase Agreement the Company has agreed to amend and restate its existing registration rights agreement with WHR Holdings, LLC, Esquisto Holdings, LLC, WHE AcqCo Holdings, LLC, NGP XI US Holdings, L.P., Jay C. Graham and Anthony Bahr in order to grant certain registration rights to KKR and Carlyle.

The remainder of the cash portion of the Purchase Price is to be funded by borrowings under the Company’s revolving credit facility.

The foregoing summary of the Preferred Stock Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Preferred Stock Purchase Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The foregoing transactions were undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933 by Section 4(a)(2) thereof.

Item 7.01	Regulation FD Disclosure.

On May 11, 2017, the Company issued a press release announcing among other things, the Acquisition and an operational update. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

This Current Report on Form 8-K contains certain “forward-looking statements.” All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, are forward-looking statements. These statements are based on certain assumptions made by the Company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause the Company’s actual results to differ materially from those implied or expressed by the forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Financial Statements related to the Acquisition required by Regulation S-X have not been included herein but will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date that this Current Report is required to be filed.

(b) Pro Forma Financial Information.

Pro forma financial information relating to the Acquisition required by Regulation S-X has not been included herein but will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date that this Current Report is required to be filed.

(d) Exhibits.

Exhibit Number	Description
2.1*	Purchase and Sale Agreement, dated as of May 10, 2017, by and among between Anadarko E&P Onshore LLC, Admiral A Holding L.P., TE Admiral A Holding L.P., Aurora C-1 Holding L.P. and WHR Eagle Ford LLC (incorporated by reference to Exhibit 2.2 to the Company’s Form 10-Q filed on May 15, 2017)

2.2*	Purchase and Sale Agreement, dated as of May 10, 2017, by and among Anadarko E&P Onshore LLC, Anadarko Energy Services Company and WHR Eagle Ford LLC (incorporated by reference to Exhibit 2.3 to the Company’s Form 10-Q filed on May 15, 2017)

4.1	Preferred Stock Purchase Agreement, dated as of May 10, 2017, by and among WildHorse Resource Development Corporation and CP VI Eagle Holdings, L.P. (incorporated by reference to Exhibit 4.4 to the Company’s Form 10-Q filed on May 15, 2017)

10.1	Stock Issuance Agreement, dated as of May 10, 2017, by and among Admiral A Holding L.P., TE Admiral A Holding L.P. Aurora C-1 Holding L.P. and WildHorse Resource Development Corporation

99.1	Press release dated May 11, 2017

*  Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A list of these Exhibits and Schedules is included in the index of the Acquisition Agreements. The Company agrees to furnish a supplemental copy of any such omitted Exhibit or Schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILDHORSE RESOURCE DEVELOPMENT CORPORATION

By:	/s/ Kyle N. Roane
Name:	Kyle N. Roane
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: May 16, 2017

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Purchase and Sale Agreement, dated as of May 10, 2017, by and among between Anadarko E&P Onshore LLC, Admiral A Holding L.P., TE Admiral A Holding L.P., Aurora C-1 Holding L.P. and WHR Eagle Ford LLC (incorporated by reference to Exhibit 2.2 to the Company’s Form 10-Q filed on May 15, 2017)

2.2*	Purchase and Sale Agreement, dated as of May 10, 2017, by and among Anadarko E&P Onshore LLC, Anadarko Energy Services Company and WHR Eagle Ford LLC (incorporated by reference to Exhibit 2.3 to the Company’s Form 10-Q filed on May 15, 2017)

4.1	Preferred Stock Purchase Agreement, dated as of May 10, 2017, by and among WildHorse Resource Development Corporation and CP VI Eagle Holdings, L.P. (incorporated by reference to Exhibit 4.4 to the Company’s Form 10-Q filed on May 15, 2017)

10.1	Stock Issuance Agreement, dated as of May 10, 2017, by and among Admiral A Holding L.P., TE Admiral A Holding L.P., Aurora C-1 Holding L.P. and WildHorse Resource Development Corporation

99.1	Press release dated May 11, 2017

*  Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A list of these Exhibits and Schedules is included in the index of the Acquisition Agreements. The Company agrees to furnish a supplemental copy of any such omitted Exhibit or Schedule to the SEC upon request.